Exhibit 32.2

Certification of

Chief Financial Officer

of First Financial Bankshares, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States code) and accompanies the annual report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2011 of First Financial Bankshares, Inc.

I, J. Bruce Hildebrand, the Executive Vice President and Chief Financial Officer of the Issuer certify that:

1. the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 22, 2012

By:	/s/ J. Bruce Hildebrand
J. Bruce Hildebrand
Chief Financial Officer

Subscribed and sworn to before me this 22nd day of February, 2012.

/s/ Vickie L. Sadler

Vickie L. Sadler Notary Public

My commission expires: November 25, 2014